UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

CHECK-CAP LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Check-Cap Building
Abba Hushi Avenue
P.O. Box 1271
Isfiya, 30090
Mount Carmel, Israel
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Ordinary Share, par value NIS 0.20 per share, and one-half of a Series A Warrant to purchase one Ordinary Share, par value NIS 0.20 per share	The NASDAQ Stock Market LLC
Ordinary Shares, par value NIS 0.20 per share	The NASDAQ Stock Market LLC
Series A Warrants to purchase Ordinary Shares, par value NIS 0.20 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-201250

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Share Capital and Securities Offered Hereby” in the Registration Statement on Form F-1 (File No. 333-201250), as originally filed by the Registrant with the Securities and Exchange Commission on December 23, 2014 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.

Item 2. Exhibits

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHECK-CAP LTD.

Date: February 11, 2015	By:	/s/ Guy Neev
Guy Neev
Chief Executive Officer